UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 14, 2016

SPOK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia	22151
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Spok Holdings, Inc. ("the Company") announced with great sadness today that Nicholas A. Gallopo, a valued and long-standing member of the Company's Board of Directors, passed away on November 14, 2016, after a brief illness. The late Mr. Gallopo served as a director for the Company since 2004 over which time the Company benefited greatly under his leadership as Chairman of the Audit Committee. His distinguished financial career included time as a partner at Arthur Andersen LLP as well as director positions with Newman Drug Company, Wyant Corporation and Bridge Information Systems, Inc. The Board of Directors appreciates Mr. Gallopo's invaluable contributions to the Company during his tenure of service and expresses the deepest condolences to his family and loved ones.
Mr. Matthew Oristano, a director of the Company and a member of the Audit Committee since November 16, 2004, is assuming the role of Chairman of the Audit Committee. Mr. Oristano qualifies as a “financial expert” as defined in Section 407(a) of the Sarbanes-Oxley Act of 2002, 15 U.S.C. 7265, and Nasdaq Rule 5605(c)(2)(A). In addition, Mr. Samme L. Thompson, a director of the Company, has been appointed Chairman of the Nominating and Governance Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spok Holdings, Inc.

November 16, 2016	By:	/s/ Shawn E. Endsley
		Name:	Shawn E. Endsley
		Title:	Chief Financial Officer